                                                                     EXHIBIT 3.2

                             AMENDED AND RESTATED

                                   BYLAWS OF

                                RDA CORPORATION

                            A DELAWARE CORPORATION

                                   ARTICLE I

                              OFFICES AND RECORDS

     SECTION 1.1  Name. The name of the corporation is RDA Corporation (the
                  ----
"Corporation").

     SECTION 1.2  Delaware Office. The registered office of the Corporation in
                  ---------------
the State of Delaware shall be located in the City of Wilmington and County of New Castle.

     SECTION 1.3  Other Offices. The Corporation may have such other offices,
                  -------------
either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

     SECTION 1.4  Books and Records. The books and records of the Corporation
                  -----------------
may be kept at the Corporation's headquarters in Timonium, Maryland or at such other locations outside the State of Delaware as may from time to time be designated by the Board of Directors.


                                  ARTICLE II
                                 STOCKHOLDERS

     SECTION 2.1  Place of Meeting. All meetings of the stockholders for the
                  ----------------
election of directors shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated by the Chairman of the Board or Chief Executive Officer in his, or the Board of Directors in its, notice of the meeting or in a duly executed waiver of notice thereof.

     SECTION 2.2  Annual Meeting.
                  --------------

            (a) Annual meetings of stockholders shall be held on the fourth Thursday of May of each year, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 A.M., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which stockholders shall elect directors to hold office for the term provided in the Corporation's Certificate of Incorporation (the "Certificate of Incorporation") and conduct such other business as shall be duly brought before the meeting.

            (b) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of any other business to be considered at an annual meeting of the stockholders may be made only (i) by or at the direction of the Board of Directors, or (ii) by any stockholder of record of the Corporation who gives notice in accordance with the procedures set forth in paragraph 2.2(c) of these Bylaws, and who is a stockholder of record both on the date of giving such notice and on the record date for determination of stockholders entitled to vote at such annual meeting.

                                      -2-
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            (c)   For nominations or other business to be properly brought
before an annual meeting by a stockholder pursuant to paragraph 2.2(b) of these Bylaws, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, the stockholder's notice must be received by the Secretary at the principal offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, the stockholder must so deliver the notice not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made; provided further, however, that in the event that the number of directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least 70 days prior to the first anniversary of the preceding annual meeting, with respect to nominees for any new position created by the increase, the stockholder must so deliver the notice not later than the close of business on the 10th day following the day on which such public announcement is first made. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (B) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

            (d)   General.
                  -------

                  (i) Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall be disregarded.

                  (ii) For purposes of these Bylaws, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or

                                      -3-
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comparable national news service or in a document publicly filed by the
Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act (or their successor provisions), or in a notice of meeting or proxy statement mailed generally to the Corporation's stockholders.

                  (iii) Notwithstanding the foregoing provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 (or its successor provision) under the Exchange Act.

     SECTION 2.3  Special Meeting.
                  ---------------

            (a) Unless otherwise prescribed by applicable statute, a special meeting of the stockholders of the corporation may be called only by (i) the Chief Executive Officer, (ii) the Chairman of the Board or (iii) the Board of Directors pursuant to a resolution approved by a majority of the Board of Directors. The business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice of the meeting transmitted to stockholders.

            (b) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting pursuant to Section 2.3(a) of these Bylaws. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice relating to such meeting (or to the purposes for which the meeting is called if such notice is waived or is not required as provided in the Delaware General Corporation Law or these Bylaws). In the case of a special meeting of stockholders called for the purpose of electing directors, nominations may be made only (i) by or at the direction of the Board or (ii) by any stockholder of record who delivers to the Secretary, no later than the tenth (10th) day following the day on which public announcement of the special meeting is made, a notice that complies with and is delivered in accordance with the provisions of Section 2.2 above.

     SECTION 2.4  Notice of Meeting. Written or printed notice, stating the
                  -----------------
place, day and hour of the meeting and the purposes for which the meeting is called, shall be prepared and delivered by the Corporation not less than ten
(10) days nor more than sixty (60) days before the date of each meeting of stockholders, either personally, or by courier or mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited with the courtier or in the United States mail with postage thereon prepaid, addressed to the stockholder at his or her address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. Meetings may be held without notice (except as otherwise provided by law) if all stockholders entitled to vote are present, or if notice is waived by those not present. Any previously scheduled meeting of the stockholders may be postponed and (unless the Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be canceled, by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

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     SECTION 2.5  Quorum and Adjournment. Except as otherwise provided by law or
                  ----------------------
by the Certificate of Incorporation, the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series voting separately as a class or series, the holders of a majority of the voting power of the shares of such class or series shall constitute a quorum for the transaction of such business. If, however, such quorum shall not be present or represented at any such meeting of the stockholders, the holders of a majority of the voting power of the stock entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented; provided, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed by the directors for the adjourned meeting, a new notice shall be transmitted to the stockholders of record entitled to vote at the adjourned meeting. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. At any adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the original meeting.

     SECTION 2.6  Voting and Proxies. Unless otherwise provided by law or in the
                  ------------------
Certificate of Incorporation, and subject to the other provisions of these Bylaws, each stockholder shall be entitled to one vote on each matter for each share of the Corporation's capital stock that has voting power and that is held by such stockholder. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or as may be permitted by law, or by his duly authorized attorney-in-fact. Such proxy must be filed with the Secretary of the Corporation or his representative at or before the time of the meeting. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed appointment of proxy shall be irrevocable if the appointment form states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote such stock unless the pledgor in a transfer on the books of the corporation has expressly empowered the pledgee to vote the pledged shares, in which case only the pledgee or his or her proxy shall be entitled to vote.

     SECTION 2.7  Required Vote. When a quorum is present at any meeting of
                  -------------
stockholders, the affirmative vote of the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of statute or of the Corporation's Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question; provided, however, all elections of directors shall be determined by a plurality of the votes cast.

     SECTION 2.8  Fixing of Record Date. In order that the Corporation may
                  ---------------------
determine the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of

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stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted and which shall be (i) not more than sixty
(60) nor less than ten (10) days before the date of a meeting, and (ii) not more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for any adjourned meeting. If no record date is fixed by the Board, (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (b) with respect to all other matters for which a record date is required, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such matter.

     SECTION 2.9   List of Stockholders. After the record date for a meeting of
                   --------------------
stockholders has been fixed, at least ten (10) days before such meeting, the officer or other agent of the Corporation who has charge of the stock ledger of the Corporation shall make a list of all stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place in the city where the meeting is to be held, which place is to be specified in the notice of the meeting, or at the place where the meeting is to be held. Such list shall also, for the duration of the meeting, be produced and kept open to the examination of any stockholder who is present at the time and place of the meeting.

     SECTION 2.10  Inspectors of Elections; Opening and Closing the Polls. The
                   ------------------------------------------------------
Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act, at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the Delaware General Corporation Law. The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

     SECTION 2.11  Ratification of Acts of Directors and Officers. Except as
                   ----------------------------------------------
otherwise provided by law or by the Certificate of Incorporation of the Corporation, any transaction or contract or act of the Corporation or of the directors or the officers of the Corporation may be ratified by the affirmative vote of the holders of the number of shares of stock which would have been necessary to approve such transaction, contract or act at a meeting of stockholders.

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     SECTION 2.12  Presiding Over Meetings. The Chairman of the Board of
                   -----------------------
Directors shall preside at all meetings of the stockholders. In the absence or inability to act of the Chairman, the Vice Chairman or a Vice President (in that order) shall preside, and in their absence or inability to act another person designated by one of them shall preside. The Secretary of the Corporation shall act as secretary of each meeting of the stockholders. In the event of his or her absence or inability to act, the chairman of the meeting shall appoint a person who need not be a stockholder to act as secretary of the meeting.

     SECTION 2.13  Conducting Meetings. Meetings of the stockholders shall be
                   -------------------
conducted in a fair manner but need not be governed by any prescribed rules of order. The presiding officer of the meeting shall establish an agenda for the meeting. The presiding officer's rulings on procedural matters shall be final. The presiding officer is authorized to impose reasonable time limits on the remarks of individual stockholders and may take such steps as such officer may deem necessary or appropriate to assure that the business of the meeting is conducted in a fair and orderly manner.

     SECTION 2.14  Informal Action. Stockholders of the Corporation may take
                   ---------------
action without a meeting only to the extent provided in the Corporation's Certificate of Incorporation.

                                  ARTICLE III

                              BOARD OF DIRECTORS

     SECTION 3.1   General Powers. The business and affairs of the Corporation
                   --------------
shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders. Except as otherwise provided in the Certificate of Incorporation, each director of the Corporation shall be entitled to one vote per director on all matters voted or acted upon by the Board of Directors. Directors need not be residents of the State of Delaware or stockholders of the Corporation.

     SECTION 3.2   Number of Directors. The number of directors shall be
                   -------------------
determined in the manner provided in the Corporation's Certificate of Incorporation.

     SECTION 3.3   Election and Removal. Directors shall be elected in the
                   --------------------
manner and for the term provided in the Corporation's Certificate of Incorporation. Directors may only be removed as provided in the Corporation's Certificate of Incorporation.

     SECTION 3.4   Regular Meetings. A regular meeting of the Board of Directors
                   ----------------
shall be held without notice other than these Bylaws immediately after, and at the same place as, each annual meeting of stockholders and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the

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

directors. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without notice other than such resolution.

     SECTION 3.5  Special Meetings. Special meetings of the Board of Directors
                  ----------------
may be called by the Chairman of the Board or the Chief Executive Officer on at least one day's notice to each director, either personally, or by courier, telephone, facsimile, e-mail or mail. Special meetings shall be called by the Chairman or the Chief Executive Officer in like manner and on like notice at the written request of two or more of the directors comprising the Board of Directors stating the purpose or purposes for which such meeting is requested. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings. A meeting may be held at any time without notice (except as otherwise provided by law) if all the directors are present or if those not present waive notice of the meeting in writing, either before or after such meeting. Attendance of a director at any such meeting shall constitute a waiver of notice thereof, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because such meeting is not lawfully convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors for which a notice is required need be specified in the notice, or waiver of notice, of such meeting, except for amendments to these Bylaws. The Chairman of the Board shall preside at all meetings of the Board of Directors. In the absence or inability to act of the Chairman of the Board, then the Vice Chairman (if one shall have been chosen by the Board), the Chief Executive Officer or the Chief Financial Officer (in that order) shall preside, and in their absence or inability to act, another director designated by one of them shall preside.

     SECTION 3.6  Conference Telephone Meetings. Members of the Board of
                  -----------------------------
Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

     SECTION 3.7  Quorum. At all meetings of the Board of Directors, a majority
                  ------
of the then duly elected directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or by the Corporation's Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     SECTION 3.8  Vacancies. Subject to the rights of the holders of any series
                  ---------
of Preferred Stock, or any other series or class of stock as set forth in the Certificate of Incorporation, to elect additional directors under specified circumstances, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or by a sole remaining director. Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified, subject to prior death,

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resignation, retirement or removal from office. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

     SECTION 3.9   Committees.
                   ----------

            (a) The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall
                             --------
have the power or authority to approve or adopt, or recommend to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or to adopt, amend or repeal the Bylaws of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

            (b) Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. Each committee shall keep regular minutes of its meetings and report the same to the Board, when required. Unless otherwise specified in the Board of Directors resolution appointing the Committee, all provisions of the Delaware General Corporation Law and these Bylaws relating to meetings, action without meetings, notice (and waiver thereof) and quorum and voting requirements of the Board of Directors apply, as well, to such committees and their members.

     SECTION 3.10  Resignations. Any director of the Corporation may resign at
                   ------------
any time by giving written notice to the Board of Directors or the Chairman of the Board. Such resignation shall take effect at the time specified therein and, unless tendered to take effect upon acceptance thereof, the acceptance of such resignation shall not be necessary to make it effective..

     SECTION 3.11  Informal Action of Directors. Unless otherwise restricted by
                   ----------------------------
the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

     SECTION 3.12  Presumption of Assent. A director of the Corporation who is
                   ---------------------
present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     SECTION 3.13  Compensation of Directors. In the discretion of the Board of
                   -------------------------
Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or a committee thereof, may be paid a stated salary or a fixed sum for attendance at each meeting of the Board of Directors or a committee thereof and may be awarded other compensation for their service as directors. No such payment or award shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                  ARTICLE IV

                                    NOTICE

     SECTION 4.1   Manner of Notice. Whenever, under applicable law or the
                   ----------------
Corporation's Certificate of Incorporation or these Bylaws, notice is required to be given to any director or stockholder, unless otherwise provided in the Corporation's Certificate of Incorporation or these Bylaws, such notice may be given in writing, by courier or mail, addressed to such director or stockholder, at such director's or stockholder's address as it appears on the records of the Corporation, with freight or postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall have been deposited with such courier or in the United States mail. Notice may be given orally if such notice is confirmed in writing in a manner provided therein. Notice to directors may also be given by facsimile or e-mail.

     SECTION 4.2   Waiver. Whenever any notice is required to be given under
                   ------
applicable law or the provisions of the Corporation's Certificate of Incorporation or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE V
                                   OFFICERS

     SECTION 5.1   Elected Officers. The elected officers of the Corporation
                   ----------------
shall be a Chairman of the Board, a Chief Executive Officer and a Secretary, as well as such other officers as the Board of Directors from time to time may deem proper, including without limitation a President, a Treasurer, a Vice Chairman of the Board, and one or more Vice Presidents, Assistant Secretaries and/or Assistant Treasurers. The Chairman of the Board shall be chosen from the directors. All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article V. Such officers shall also have powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof. Any number of offices may be held by the

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same person. Membership on the Board of Directors shall not be a prerequisite to the holding of any other office.

     SECTION 5.2  Election and Term of Office. The elected officers of the
                  ---------------------------
Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Subject to Section
5.3 of these Bylaws, each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his earlier death, removal or resignation. Election or appointment of an officer or agent shall not of itself create contract rights.

     SECTION 5.3  Removal. Any officer elected or appointed by the Board of
                  -------
Directors may be removed at any time, either with or without cause, by the affirmative vote of a majority of the Board of Directors then in office. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his successor, his death, his resignation or his removal, whichever event shall first occur, except as otherwise provided in an employment contract or an employee plan.

     SECTION 5.4  Vacancies. A newly created office and a vacancy in any office
                  ---------
because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors or by unanimous written consent of the Board of Directors.

     SECTION 5.5  Duties of Officer May be Delegated. In the event of an absence
                  ----------------------------------
of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties, or any of such powers or duties, of any officers or officer to any other officer or to any director.

     SECTION 5.6  Compensation. The Board of Directors shall have the authority
                  ------------
to establish reasonable compensation of all officers for services to the Corporation.

     SECTION 5.7  Chairman of the Board. The Chairman of the Board shall preside
                  ---------------------
at all meetings of the stockholders and of the Board of Directors and shall see that orders and resolutions of the Board of Directors are carried into effect. The Chairman of the Board shall perform such duties as may be assigned to him by the Board of Directors.

     SECTION 5.8  Chief Executive Officer. The Chief Executive Officer shall be
                  -----------------------
the principal executive officer of the Corporation and shall, in general, supervise and control all of the business and affairs of the Corporation, unless otherwise provided by the Board of Directors. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and of the Board of Directors and shall see that orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer may sign bonds, mortgages, certificates for shares and all other contracts and documents, except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation. The Chief Executive Officer shall have general powers of supervision and shall be the final arbiter of all differences between officers of the Corporation, and the Chief Executive Officer's decision as to any matter affecting the Corporation shall be final and binding as between the officers of the Corporation, subject only to its Board of Directors..

     SECTION 5.9   President. Unless another party has been designated as Chief
                   ---------
Operating Officer, the President shall be the Chief Operating Officer of the Corporation responsible for the day-to-day active management of the business of the Corporation, under the general supervision of the Chief Executive Officer. In the absence of the Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The President shall have concurrent power with the Chief Executive Officer to sign bonds, mortgages, certificates for shares and other contracts and documents, except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation. In general, the President shall perform all duties incident to the office of the President and such other duties as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

     SECTION 5.10  Chief Financial Officer. The Chief Financial Officer shall be
                   -----------------------
the principal financial and accounting officer of the Corporation. The Chief Financial Officer shall: (a) have charge of and be responsible for the maintenance of adequate books of account for the Corporation; (b) have charge and custody of all funds and securities of the Corporation, and be responsible therefor and for the receipt and disbursement thereof; and (c) perform all the duties incident to the office of the Chief Financial Officer and such other duties as from time to time may be assigned to him by the Board of Directors.

     SECTION 5.11  Vice Presidents. In the absence of a President or in the
                   ---------------
event of the President's inability or refusal to act, the Vice Presidents (in the order designated, or in the absence of any designation, in the order of the Executive Vice President, if any, and then the other Vice Presidents in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

     SECTION 5.12  Secretary. The Secretary shall attend all meetings of the
                   ---------
Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision the Secretary shall be. The Secretary or an Assistant Secretary shall have authority to attest, by signature, to any instrument requiring such attestation.

     SECTION 5.13  Treasurer. In the absence of the Chief Financial Officer or
                   ---------
in the event of the Chief Financial Officer's inability or refusal to act, the Treasurer shall perform the duties of the Chief Financial Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Financial Officer. The Treasurer shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

     SECTION 5.14  Assistant Secretary. The Assistant Secretary, or if there be
                   -------------------
more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

     SECTION 5.15  Assistant Treasurer. The Assistant Treasurer, or if there
                   -------------------
shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

                                  ARTICLE VI

                         INDEMNIFICATION AND INSURANCE

     Section 6.1.  Authorization of Indemnification. Each person who was or is a
                   --------------------------------
party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether by or in the right of the Corporation or otherwise (a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan (an "Indemnitee"), shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor to the Corporation by merger or otherwise) to the fullest extent authorized by, and subject to the conditions and (except as provided herein) procedures set forth in the Delaware General Corporation Law, as the same exists or may hereafter be amended (but any such amendment shall not be deemed to limit or prohibit the rights of indemnification hereunder for past acts or omissions of any such person insofar as such amendment limits or prohibits the indemnification rights that said law permitted the Corporation to provide prior to such amendment), against all expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe such person's conduct was unlawful; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (except for a suit or action pursuant to Section 6.2(a) hereof) only if such proceeding (or part thereof) was authorized by the Board. Persons who are not directors or officers of the Corporation and are not so serving at the request of the

Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board in its sole discretion. The indemnification conferred in this Section 6.1 also shall include the right to be paid by the Corporation (and such successor) the expenses (including attorneys' fees) incurred in the defense of or other involvement in any such proceeding in advance of its final disposition; provided, however, that if and to the extent the Delaware General Corporation Law requires, the payment of such expenses (including attorneys' fees) incurred by an Indemnitee in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such Indemnitee to repay all amounts so paid in advance if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Section 6.1 or otherwise; and provided further, that, such expenses incurred by other employees and agents may be so paid in advance upon such terms and conditions, if any, as the Board in its sole discretion deems appropriate.

     Section 6.2  Claims.
                  ------

            (a) If a claim for indemnification or payment of expenses under this Article VI is not paid in full within sixty days after a written claim therefor by the Indemnitee has been received by the Corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or payment of expenses under applicable law.

            (b) Any indemnification under Section 6.1 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 6.1. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

     Section 6.3  Non-exclusivity.  The rights to indemnification and advance
                  ---------------
payment of expenses provided by Section 6.1 hereof shall not be deemed exclusive of any other rights to which those seeking indemnification and advance payment of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

     Section 6.4  Survival of Indemnification.  The indemnification and advance
                  ---------------------------
payment of expenses and rights thereto provided by, or granted pursuant to,
Section 6.1 hereof shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, partner or agent and shall inure to the benefit of the personal representatives, heirs, executors and administrators of such person.

     Section 6.5  Amendment and Repeal.  Any repeal or modification of the
                  --------------------
foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

     Section 6.6  Insurance.  The Corporation shall have power to purchase and
                  ---------
maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, partner (limited or general), manager, trustee or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person's status as such, and related expenses, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of applicable law

                                  ARTICLE VII

                       STOCK CERTIFICATES AND TRANSFERS

     Section 7.1  Form of Certificates. Every holder of stock in the Corporation
                  --------------------
shall be entitled to have a certificate signed by, or in the name of, the Corporation by (a) the Chairman of the Board, the Vice-Chairman of the Board or the President of the Corporation, and (b) the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer of the Corporation, certifying the number of shares owned by such holder in the Corporation. Subject to the foregoing, certificates of stock of the Corporation shall be in such form as the Board of Directors may from time to time prescribe.

     Section 7.2  Facsimile Signatures. Any or each of the signatures on a stock
                  --------------------
certificate, including that of any transfer agent or registrar, may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

     Section 7.3  Lost Certificates. The Board of Directors may direct a new
                  -----------------
certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner's legal representative, to advertise the same in such manner as the Corporation shall require and/or indemnify the Corporation or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation or its transfer agent or registrar with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 7.4  Transfers of Stock. Upon surrender to the Corporation or the
                  ------------------
transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 7.5  Registered Stockholders. The Corporation shall be entitled to
                  -----------------------
recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.

                                 ARTICLE VIII

                             CONFLICT OF INTERESTS

     Section 8.1  Contract or Relationship Not Void. No contract or transaction
                  ---------------------------------
between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest shall be void or voidable solely for this reason, or solely because such director or officer is present at, or participates in, the meeting of the Board of Director's or committee thereof which authorizes the contract or transaction, or solely because such director's or officer's vote is counted for such purpose, if:

            (a) the material facts as to such director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

            (b) the material facts as to such director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

            (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders.

     Section 8.2  Quorum. Common or interested directors may be counted in
                  ------
determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                  ARTICLE IX

                           MISCELLANEOUS PROVISIONS

     Section 9.1  Fiscal Year. The fiscal year of the Corporation shall begin on
                  -----------
the first day of January and end on the thirty-first day of December of each year, unless otherwise fixed by resolution of the Board of Directors.

     Section 9.2  Dividends. The Board of Directors may from time to time
                  ---------
declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation. Dividends may be paid in cash, in property or in shares of the capital stock or rights to acquire same, subject to the provisions of the Corporation's Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     Section 9.3  Checks. All checks or demands for money and notes of the
                  ------
Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     Section 9.4  Seal. The corporate seal shall have inscribed the name of the
                  ----
Corporation thereon and shall be in such form as may be approved from time to time by the Board of Directors.

     Section 9.5  Audits. The accounts, books and records of the Corporation
                  ------
shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be made annually.

     Section 9.6  Contracts. Except as otherwise required by law, the
                  ---------
Certificate of Incorporation or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board of Directors may determine. The Chairman of the Board, the Chief Executive Officer, the President or any Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors or the Chairman of the Board, the Chief Executive Officer, the President or any Vice President of the Corporation may delegate contractual powers to others under his jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

     Section 9.7   Stock in Other Corporations. Shares of any other corporation
                   ---------------------------
which may from time to time be held by this Corporation may be represented and voted at any meeting of stockholders of such corporation by the Chairman of the Board, the Chief Executive Officer, the President or the Chief Financial Officer, or by any proxy appointed in writing by the Chairman, the Chief Executive Officer or the Chief Financial Officer, or by any other person or persons thereunto authorized by the Board of Directors. Shares represented by certificates standing in the name of the Corporation may be endorsed for sale or transfer in the name of the Corporation by the Chairman, the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President of the Corporation or by any other officer or officers thereunto authorized by the Board of Directors. Shares belonging to the Corporation need not stand in the name of the Corporation, but may be held for the benefit of the Corporation in the individual name of the Chief Financial Officer or of any other nominee designated for the purpose of the Board of Directors.

                                   ARTICLE X

                                  AMENDMENTS

     Section 10.1  Amendments. These Bylaws may be altered, amended or repealed
                   ----------
or new bylaws may be adopted only in the manner provided in the Corporation's Certificate of Incorporation.